EXHIBIT 32.1

Certification pursuant to 18 U.S.C. 1350 as Adopted Pursuant to Section 906

of the Sarbanes-Oxley Act of 2002

Each of the undersigned officers of First Equity Properties, Inc., a Nevada corporation (the “Company”) hereby certifies pursuant to 18 U.S.C. Section 1350 that:

(i)	The Company’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2010, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

(ii)	The information contained in the Company’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2010, fairly presents in all material respects, the financial condition and results of operations of the Company, at and for the periods indicated.

Date: November 15, 2010	By:	/s/ Gene S. Bertcher
Gene S. Bertcher Vice President & Treasurer (Acting Principal Executive Officer and Chief Financial Officer)